Tanner LLC
Key Bank Tower at City Creek
36 South State Street, Suite 600
Salt Lake City, Utah 84111-1400
Telephone (801) 532-7444
www.tannerco.com

TANNER
BUSINESS ADVISORS AND CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption of "Experts" and to the use in this Registration Statement on Form S-1/A of our report dated October 12, 2012 relating to the financial statements of PuraMed BioScience, Inc. (the Company). Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

Tanner LLC

February 11, 2013